Exhibit 10.13.6
AMENDMENT NO. 5
TO THE
RPM INTERNATIONAL INC. DEFERRED COMPENSATION PLAN
     THIS AMENDMENT NO. 5 to the RPM International Inc. Deferred Compensation Plan (the “Plan”) is executed by RPM International Inc. (the “Company”) as of the date set forth below.
WITNESSETH:
     WHEREAS, the Company established the Plan on May 31, 2002 and maintains the Plan for the benefit of a select group of management employees, highly compensated employees and directors of the Company and its subsidiaries; and
     WHEREAS, Section 409A of the Internal Revenue Code (the “Code”) generally is effective with respect to amounts deferred under the Plan after December 31, 2004; and
     WHEREAS, the Internal Revenue Service has issued transition guidance for amounts subject to Code Section 409A and such guidance permits initial deferral elections for salary and bonuses paid in 2005 to be made until March 15, 2005, permits participants to terminate participation in the Plan or to cancel deferral election until December 31, 2005 and permits participants to make distribution elections until December 31, 2006 (collectively the “Transition Rules”); and
     WHEREAS, the Company desires to amend the Plan to provide the elections permitted by the Transition Rules; and
     WHEREAS, the Company reserved the right, pursuant to Section 13.2 of the Plan, to make certain amendments thereto;
     NOW, THEREFORE, pursuant to Section 13.2 of the Plan and effective as of January 1, 2005, the Company hereby amends the Plan as follows:

1

     1. Section 3.3 of the Plan is hereby amended by the addition of a new paragraphs (d) and (e) to read as follows:
“(d)	Notwithstanding paragraphs (a), (b) and (c) of this Section, and any other provision of the Plan that may provide, or may be interpreted to provide, to the contrary, a Participant may make an irrevocable deferral election as provided in this paragraph (d) with respect to amounts deferred under this Plan that are subject to Code Section 409A and that relate all or in part to services performed on or before December 31, 2005. Such irrevocable deferral election must be made on an Election Form that is completed, signed and submitted to the Committee by the earlier of (i) the date that such amounts have been paid or become payable, or (ii) March 15, 2005. The amount deferred pursuant to such election together with other amounts deferred for the Plan Year must satisfy the minimum deferral amounts of Section 3.1.

(e)	Notwithstanding paragraphs (a), (b) (c) and (d), and any other provision of the Plan that may provide, or may be interpreted to provide, to the contrary, with regard to amounts subject to Code Section 409A, a Participant may elect to terminate all or a level of his or her participation in the Plan or elect to cancel all or a portion of his or her deferral election provided such election is provided to the Committee on or before December 31, 2005. The amounts subject to the termination or cancellation election shall be paid to the Participant in, and included in the income of the Participant for, 2005 or, if later, on the date the Participant earns and is vested in such amounts.”
     2. Article 3 of the Plan is hereby amended by the addition of a new Section 3.13 to read as follows:
“3.13.	Change In Distribution Elections Before December 31, 2006 For Code Section 409A Amounts. A Participant’s vested Account Balance shall be paid as provided by the Plan and, where permitted under the Plan, as elected by the Participant. On or before December 31, 2006, a Participant may change his or her payment elections (including any election regarding the form and timing of a payment) for vested amounts and benefits of the Plan that are subject to Code Section 409A and that are deferred prior to the election. A Participant may not in calendar year 2006, however, change any payment election with respect to any vested amounts or benefits subject to Code Section 409A that he or she would otherwise receive in calendar year 2006, or cause any such amount or benefit to be paid in calendar year 2006 that would otherwise not be received in calendar year 2006.”

     IN WITNESS WHEREOF, RPM INTERNATIONAL INC., by its duly authorized officer, has caused this Amendment No. 5 to the RPM International Inc. Deferred Compensation Plan to be signed this 16th day of December, 2005.

RPM INTERNATIONAL INC.

By:	/s/ Ronald A. Rice

Its:	Senior Vice President

3